                                                                      EXHIBIT 99

                        [HERITAGE FINANCIAL LETTERHEAD]

                                                        FOR IMMEDIATE RELEASE
                                                        ------------------------
                                                        DATE:  February 18, 2000

CONTACT:  Donald V. Rhodes
          Chairman, President and
          Chief Executive Officer
          (360) 943-1500



                      HERITAGE FINANCIAL CORPORATION BOARD
                   INCREASES STOCK REPURCHASE PROGRAM TARGET

Olympia, WA:  The Board of Directors of Heritage Financial Corporation (Nasdaq:
HFWA) has authorized the purchase of an additional ten percent (10%) of the Company's outstanding shares, or approximately 975,000 shares, for an aggregate stock repurchase of approximately nineteen percent (19%) of its outstanding shares from the inception of the stock repurchase program announced on October 22, 1999. As of February 17, 2000, Heritage had repurchased 1,008,150 shares for a total of 9.3% of its total shares outstanding. The additional share repurchase will take place over the next 18 months in the open market or in privately negotiated transactions at times considered appropriate.

Heritage Financial Corporation is a $510 million asset sized bank holding company headquartered in Olympia, Washington. Heritage operates two community banks, Heritage Bank and Central Valley Bank, N.A. Heritage Bank serves Pierce, Thurston, and Mason Counties in the South Puget Sound region of Washington through its twelve full-service banking offices. Central Valley Bank serves Yakima County in central Washington through its five full-service banking offices.